Grant Thornton

Accountants and Business Advisors

Exhibit 16.01

February 25, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Re:	Life Sciences, Inc.
File No. 000-05099

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Life Sciences, Inc. dated February 23, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

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